STOCK EXCHANGE RELEASE November 2, 2016

Nokia to own 100% of Alcatel-Lucent following squeeze-out to occur today

Nokia Corporation

Stock Exchange Release

November 2, 2016 at 16:35 (CET +1)

Nokia to own 100% of Alcatel-Lucent following squeeze-out to occur today

Espoo, Finland – Nokia announces that it acquired 56 675 006 Alcatel-Lucent shares (the “Shares”), 6 739 391 Alcatel-Lucent bonds convertible into new or exchangeable for existing Shares due on January 30, 2019 (the “2019 OCEANEs”), and 4 907 451 Alcatel-Lucent bonds convertible into new or exchangeable for existing Shares due on January 30, 2020 (the “2020 OCEANEs”, and together with the 2019 OCEANEs, the “OCEANEs”), in its public buy-out offer for Alcatel-Lucent’s remaining Shares and OCEANEs, which was opened between September 22, 2016 and October 31, 2016 included (the “Public Buy-Out Offer”).

As a result of the Public Buy-Out Offer, Nokia holds 3 430 520 315 Shares representing as many voting rights, 89 348 185 OCEANEs 2019 and 27 140 985 OCEANEs 2020. As a consequence, it holds 96.92% of the share capital and 96.84% of the voting rights of Alcatel-Lucent, 99.99% of the outstanding OCEANEs 2019, and 99.69% of the outstanding OCEANEs 2020. This corresponds to 97.01% of the Alcatel-Lucent Shares on a fully-diluted basis.

In accordance with the notice published by the AMF on October 25, 2016, the squeeze-out of all remaining Alcatel-Lucent Shares and OCEANEs not tendered into the Public Buy-Out Offer occurs today (the “Squeeze-Out”, and together with the Public Buy-Out Offer, the “Offer”). In the Squeeze-Out, the Shares and OCEANEs not tendered into the Public Buy-Out Offer will be transferred to Nokia for the same consideration as the consideration of the Public Buy-Out Offer, i.e., EUR 3.50 per Alcatel-Lucent Share, EUR 4.51 per 2019 OCEANE and EUR 4.50 per 2020 OCEANE, net of all costs.

Alcatel-Lucent’s Shares and OCEANEs are delisted from the regulated market of Euronext Paris today, November 2, 2016. Euroclear France is expected to close the ISIN codes of the Alcatel-Lucent Shares, OCEANEs 2019 and OCEANEs 2020, and the related members’ accounts at the end of the trading session on November 3, 2016, and is expected to send the position certifications (attestations de solde) to such members (financial intermediaries/custodians which hold Alcatel-Lucent securities in their books) as from November 4, 2016.

In accordance with the AMF General Regulation, Société Générale Securities Services is in charge of the centralization of the Squeeze-Out. The funds relating to the indemnification of the Alcatel-Lucent shareholders and holders of OCEANEs which would not have been paid following the Squeeze-Out will be kept by Société Générale Securities Services for a 10-year period following the implementation date of the Squeeze-Out. After this period, the funds not delivered will be transferred to the Caisse des Dépôts et Consignations for a 20-year additional period after which they will benefit to the French State.

STOCK EXCHANGE RELEASE November 2, 2016

The documentation relating to the Offer, which includes Nokia and Alcatel-Lucent’s joint offer document (note d’information conjointe) and Nokia’s and Alcatel-Lucent’s respective “other information” documents, is available on the AMF website (www.amf-france.org), on Nokia’s website (http://company.nokia.com/en/investors/financial-reports/filings-related-to-the-alcatel-lucent-transaction), and on Alcatel-Lucent’s website (www5.alcatel-lucent.com).

Media Enquiries:

Nokia

Communications

Tel. +358 (0) 10 448 4900

Email: press.services@nokia.com

Investor Enquiries:

Nokia

Investor Relations

Tel. +358 4080 3 4080

Email: investor.relations@nokia.com

About Nokia

Nokia is a global leader in the technologies that connect people and things. Powered by the innovation of Bell Labs and Nokia Technologies, the company is at the forefront of creating and licensing the technologies that are increasingly at the heart of our connected lives. With state-of-the-art software, hardware and services for any type of network, Nokia is uniquely positioned to help communication service providers, governments, and large enterprises deliver on the promise of 5G, the Cloud and the Internet of Things. www.nokia.com

Microsite details

Further information on the transaction can be found at: www.newconnectivity.com

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION

FORWARD-LOOKING STATEMENTS

This stock exchange release contains forward-looking statements that reflect Nokia’s current expectations and views of future events and developments. Some of these forward-looking statements can be identified by terms and phrases such as “expect”, “will” and similar expressions. These forward-looking statements include statements relating to: the expected timetable of and consideration in the Squeeze-Out, the expected closing by Euroclear of the

STOCK EXCHANGE RELEASE November 2, 2016

ISIN codes of the Alcatel-Lucent securities and related members’ accounts, and timeline of actions to be taken by Société Générale Securities Services in connection with centralization of and the funds from the Squeeze-Out. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. These forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and views of future events and developments. Risks and uncertainties include: AMF’s regulation of the Offer, including the unclaimed funds from the Squeeze-Out, and the process to close the ISIN codes for the Alcatel-Lucent securities, as well as other risk factors listed from time to time in Nokia’s and Alcatel-Lucent’s filings (or documents furnished to) with the U.S. Securities and Exchange Commission (“SEC”).

The forward-looking statements should be read in conjunction with the other cautionary statements that are included elsewhere, including Nokia’s and Alcatel-Lucent’s most recent annual reports on Form 20-F, reports furnished on Form 6-K, the tender offer notification furnished on Form CB, and any other documents that Nokia or Alcatel-Lucent have filed (or furnished to) with the SEC. Any forward-looking statements made in this stock exchange release are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

IMPORTANT ADDITIONAL INFORMATION

This stock exchange release relates to Nokia’s Public Buy-Out Offer followed by a Squeeze-Out for all of the ordinary shares and OCEANE convertible bonds of Alcatel-Lucent. This stock exchange release is for informational purposes only and does not constitute an offer to purchase or exchange, or a solicitation of an offer to sell or exchange, any ordinary shares or OCEANE convertible bonds of Alcatel-Lucent, nor is it a substitute for Nokia and Alcatel-Lucent’s joint offer document (note d’information conjointe) filed by Nokia with, and which received visa No. 16-438 from the AMF on September 20, 2016 (as amended and supplemented from time to time, the “Offer Document”). The Public Buy-Out Offer followed by a Squeeze-Out is being made only through the Offer Document.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE OFFER DOCUMENT AND ALL OTHER RELEVANT DOCUMENTS THAT NOKIA OR ALCATEL-LUCENT MAY FURNISHED OR FILED WITH THE SEC OR AMF WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PUBLIC BUY-OUT OFFER FOLLOWED BY A SQUEEZE-OUT.

The information contained in this stock exchange release must not be published, released or distributed, directly or indirectly, in any jurisdiction where the publication, release or distribution of such information is restricted by laws or regulations. Therefore, persons in such jurisdictions into which these materials are published, released or distributed must inform themselves about and comply with such laws or regulations. Nokia and Alcatel-Lucent do not accept any responsibility for any violation by any person of any such restrictions.

STOCK EXCHANGE RELEASE November 2, 2016

The Offer Document and other documents referred to above, if filed or furnished by Nokia or Alcatel-Lucent with the SEC, will be available free of charge at the SEC’s website (www.sec.gov).

Nokia and Alcatel-Lucent’s joint offer document (note d’information conjointe) which received from the AMF the visa No. 16-438 date September 20, 2016 and contains detailed information with regard to the Public Buy-Out Offer followed by a Squeeze-Out, as well as Nokia’s and Alcatel-Lucent’s respective “other information” documents relating in particular to their legal, financial and accounting characteristics, are available on the websites of the AMF (www.amf-france.org), Nokia (www.nokia.com) and Alcatel-Lucent (www.alcatel-lucent.com).